UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

September 22, 2017

____________________________

Ironclad Performance Wear Corporation

(Exact name of registrant as specified in charter)

Nevada

(State or other Jurisdiction of Incorporation)

0-51365 (Commission File Number)		98-0434104 (IRS Employer Identification No.)
1920 Hutton Court, Suite 300 Farmers Branch, TX 75234 (Address of Principal Executive Offices and zip code)

(972) 996-5664

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

The Registrant is filing this amended Current Report on Form 8-K/A solely to include the Exhibit 16 letter from its former registered independent public accounting firm, BDO USA, LLP. Other than referencing inclusion of the letter from BDO USA, LLP as Exhibit 16 filed herewith, there are no other changes to the Current Report on Form 8-K that was filed on September 28, 2017.

Item 4.01	Changes in Registrant’s Certifying Accountant.

On September 22, 2017, BDO USA, LLP (“BDO”), the Registrant’s independent registered public accounting firm, sent the Chairman of the Audit Committee of the Registrant’s Board of Directors (the “Audit Committee”), a letter notifying the Registrant that BDO was resigning as the Registrant’s auditor (the “Resignation Letter”). BDO’s audit reports for the fiscal years ended December 31, 2016 and 2015 neither contained an adverse opinion nor disclaimer of opinion, nor were qualified or modified as to uncertainty, audit scope or accounting principles. The Audit Committee did not recommend or approve BDO’s resignation.

Other than as described below, during the fiscal years ended December 31, 2016 and 2015, and the subsequent interim period preceding BDO’s resignation, (1) there were no “disagreements,” as defined in Item 304(a)(1)(iv) of Regulation S-K, with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which if not resolved to BDO’s satisfaction would have caused it to make reference to the subject matter thereof in connection with its report, and (2) there were no “reportable events” as described in Item 304(a)(1)(v) of Regulation S-K.

On September 22,2017, BDO also informed the Registrant, pursuant to Section 10A(b)(2) of the Securities Exchange Act of 1934, as amended, of BDO’s conclusion that the Registrant had failed to take timely and appropriate remedial action in response to potential illegal acts committed by the Registrant’s former management. In particular, BDO’s Section 10A report states that BDO has concluded that the Registrant has not performed sufficient investigatory procedures and has not taken timely and appropriate remedial action in response to the conduct described in a letter transmitted by BDO to the Registrant on September 12, 2017 (“September 12 Letter”), including the conclusion by the Registrant’s Board of Directors (the “Board”) that the Registrant’s financial statements for the fiscal years ended December 31, 2016 and 2015 improperly recorded revenue and needed to be restated, and that certain members of the Registrant’s former management may have committed illegal acts.

As previously reported, on June 29, 2017, the Audit Committee concluded that disclosure should be made and action taken to prevent further reliance on the Registrant’s financial statements as of and for the fiscal years ended December 31, 2016 and 2015, and as of and for the fiscal quarters ended March 31, 2017 and March 31, June 30 and September 30, 2016 (the “Relevant Reporting Periods”).

The Registrant’s outside general counsel, Stubbs Alderton & Markiles, LLP, conducted an initial investigation with the assistance of a forensic accountant from global professional services firm Resources Global Professionals (“RGP”). Thereafter, the law firm Skadden, Arps, Slate, Meagher & Flom LLP (“Skadden”), together with RGP, performed an investigation on behalf of and at the direction of a committee of independent members of the Board.

On August 17, 2017, Skadden reported to the Board that it had completed its investigation and concluded that the Company’s former management – former Chief Executive Officer, Jeff Cordes and former Chief Financial Officer, Bill Aisenberg, with assistance from Tom Felton, the former Senior Vice President of Supply Chain – appear to have manipulated the accounting and financial results of the Registrant through improper revenue recognition and sales practices from the fourth quarter of 2015 through the second quarter of 2017. According to Skadden’s report the improper revenue recognition practices consisted of:

·	Posting a sale of goods for items that never shipped;
·	Posting a sale in a reporting period before goods shipped;
·	Sending goods to a customer without a valid purchase order;
·	Sending goods to a third-party warehouse or freight forwarder; and
·	Delaying recording of an RGA (Return Goods Authorization).

The Registrant is exploring possible courses of action with respect to its former executives.

BDO’s September 12 Letter set forth the following proposed remedial actions that BDO contends are necessary to complete the Section 10A Investigation, to conclude the adequacy of the scope of that investigation, and to determine the amount of any adjustments to the financial statements for the relevant time periods:

(a)	Complete the forensic data analysis procedures on the former CEO and CFO’s emails, text messages and electronic documents;
(b)	Perform similar forensic data analysis procedures for the former Head of Supply Chain;
(c)	Adjust the scope of the investigation based on any findings from those procedures;
(d)	Provide a detailed concluding summary of the investigation to BDO, including all procedures performed and a determination of the effect on all consolidated financial statements, including the SAB Topic 1.M and SAB Topic 13 analyses;
(e)	Provide any incremental information to BDO, which may be required as a result of the information in paragraph (d);
(f)	Complete the preparation of the revised consolidated financial statements as of and for the periods ended December 31, 2016 and 2015 and the interim periods within those years and the interim period as of and for the period ended March 31, 2017; and
(g)	Identify the officers of the Registrant, given the resignation of the CEO and CFO, who are able to provide the necessary representations to BDO in conjunction with the issuance of the restated consolidated financial statements. Specifically, such officers must have 1) the requisite financial and accounting reporting skills and 2) conducted a detailed review of the transactions and operations of the Registrant for the periods covered by the restated consolidated financial statements.

The Registrant believes that BDO’s proposed remedial steps are unreasonable and inappropriate under the Registrant’s current circumstances. First, the Registrant already has meaningfully remediated the potential unlawful conduct through the removal of the Registrant’s former CEO, CFO and Vice President of Supply Chain, who were principally responsible for initiating and carrying out the improper revenue recognition practices at issue here. The former CEO and CFO resigned on July 4, 2017, after being interviewed by Skadden, and the Registrant terminated the former Vice President of Supply Chain on July 17, 2017, also after an interview with Skadden. Further review of former management’s emails therefore will not further the remediation. Moreover, given that the Registrant filed for bankruptcy on September 8, 2017 and has entered into a Stalking Horse Asset Purchase Agreement (“Purchase Agreement”) pursuant to which the Registrant anticipates selling substantially all of its assets to a seller before emerging from bankruptcy, compelling the Registrant to bear the additional and not insubstantial cost of conducting a full-scale forensic data analysis of these executives’ emails would be unjustified and unreasonable.

BDO’s contention that the Registrant must complete its restatement for the Relevant Reporting Periods, which could cost in the range of $150,000 to $200,000, also is inherently unreasonable, for several reasons, which the Registrant previously has expressed to BDO. First, the Registrant already has informed the public, in its Form 8-K filed July 6, 2017, that its prior financial statements are inaccurate and cannot be relied upon. Thus, there is little to no danger that investors improperly will rely on the prior, inaccurate financial statements. Second, because the Registrant expects to sell substantially all of its assets to Radians Wareham Holding, Inc. (“Radians”) or an alternative purchaser pursuant to the auction process contemplated under the Purchase Agreement, which requires consideration by the Registrant and the Bankruptcy Court of higher or better competing bids for the Registrant’s assets, before it emerges from bankruptcy, the Registrant believes it would be futile and wasteful to move forward with completing the restatement now.

In its Resignation Letter, BDO further communicated to the Registrant that it had identified certain material weaknesses relating to “Tone at the Top,” “Entity Level Controls” and “Controls over Revenue Recognition, Cut-Off and Sales Returns.” BDO’s Resignation Letter includes several misstatements that the Registrant addresses and corrects below.

First, BDO’s claim that the Registrant has a material weakness in regards to its “Tone at the Top,” is wholly without merit. BDO first claims that the Registrant lacks the proper “Tone at the Top” because the former CEO, CFO and Vice President of Supply Chain influenced and instructed employees and third parties to inappropriately record certain sales transactions as shipped when the goods were not shipped to a customer, and the former CFO purportedly withheld important documents relating to revenue recognition. The former CEO, CFO and Vice President of Supply Chain have all resigned or been terminated, however; as a result, they no longer have any influence over the Registrant’s financial statements or its employees. Moreover, they have been replaced by responsible and experienced executives with high integrity. The Registrant’s “Tone at the Top” issues therefore have been remediated.

BDO next claims that there is a “Tone at the Top” material weakness because the Audit Committee Chairman allegedly delayed reporting allegations of fraudulent transactions to BDO. BDO appears to be referring to the fact that the Audit Committee Chairman received the initial two reports about improper revenue recognition from whistleblowers inside the Registrant on April 13 and May 3, 2017, but did not inform BDO of these initial reports until June 12, 2017, after the filing of the Registrant’s Annual Report on Form 10-K on April 17, 2017 and its Quarterly Report on Form 10-Q on May 15, 2017. The Registrant is not aware of any requirement that a company notify its auditor of allegations of misconduct from whistleblowers – or any other source – before the company has had the opportunity to investigate the legitimacy of those allegations, however. In this case, the Chairman of the Audit Committee notified BDO of the Registrant’s initial findings soon after the initial investigation by RGP confirmed that the initial whistleblower reports appeared to be credible. BDO’s claim that this reflects a “Tone at the Top” material weakness is thus unwarranted.

Second, BDO’s allegation that the Registrant has a material weakness in its internal controls due to the purported lack of “Entity Level Controls” also is without merit. BDO’s claim that Skadden determined that there is a lack of policies addressing whistleblower and non-retaliation policies for employees to confidentially report inappropriate conduct is wrong. As an initial matter, Skadden never made such statements. Moreover, both the Registrant’s Code of Ethical Conduct and its Procedures for the Submissions of Communications Regarding Accounting and Auditing Matters include provisions directing employees to report any concerns they have about accounting matters or other ethical violations to either the Registrant’s CFO or to the Audit Committee Chairman. In this case, that is exactly what the whistleblowers did; they reported their concerns to the Audit Committee Chairman. In other words, the existing policies worked. While Skadden recommended that the Registrant establish an anonymous hotline for whistleblowers, that was simply meant to augment and improve the existing reporting channels; it does not reflect a material weakness in internal controls.

Third, BDO’s Resignation Letter states that it identified five additional control deficiencies over revenue recognition in BDO’s Section 10A Report. However, neither BDO’s Section 10A Report nor BDO’s September 12 Letter identify additional control deficiencies. BDO also references its “Communication to Those Charged with Governance” Dated April 17, 2017, and Item 9A. Controls and Procedures of the Registrant’s Annual Report on Form 10-K filed on April 17, 2017, in which the Registrant disclosed that management had identified material weaknesses in the Registrant’s internal controls over financial reporting related to revenue recognition. The Registrant, with Audit Committee oversight, was in the process of implementing measures to improve the effectiveness of its revenue recognition controls in part through focused attention on transaction processing and reporting, prior to dedicating resources to the matters raised by the whistleblower reports.

The Registrant has provided a copy of this Current Report on Form 8-K to BDO and has requested that BDO furnish to the Registrant a letter addressed to the SEC stating whether it agrees with the Registrant’s statements in this Current Report on Form 8-K and, if not, stating the respects in which it disagrees, to permit the Registrant to file the response letter with the SEC within the required timeframe. The letter furnished by BDO on October 12, 2017 is filed herewith as Exhibit 16.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

The following exhibit is filed herewith:

Exhibit

Number Description

16	Letter dated October 12, 2017 from BDO USA, LLP to the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRONCLAD PEFORMANCE WEAR CORPORATION

Date: October 16, 2017

By: /s/ Matthew Pliskin

Matthew Pliskin

Chief Financial Officer & Secretary